UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 13, 2011

ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-32935	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

9320 Priority Way West Drive, Indianapolis,	Indiana 46240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (317) 569-8234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Arcadia Services, Inc. (“ASI”) and its wholly-owned subsidiaries Arcadia Health Services, Inc., Grayrose, Inc., Arcadia Health Services of Michigan, Inc. and Arcadia Employee Services, Inc. (such subsidiaries being collectively referred to as “Subsidiaries,” and ASI and the Subsidiaries being collectively referred to as “Borrowers”) are parties to an Amended and Restated Credit Agreement with Comerica Bank (“Comerica”) dated as of July 13, 2009 and as further amended by Amendment No. 1 dated as of June 9, 2010 and Amendment No. 2 dated as of October 31, 2010 (the “Credit Agreement”).  The borrowings under the Credit Agreement are guaranteed by RKDA, Inc. (“RKDA”), parent of ASI.  RKDA is a wholly-owned subsidiary of Arcadia Resources, Inc. (“Arcadia”).

On September 13, 2011, Borrowers and RKDA received a letter from Comerica stating that Borrowers have failed to comply with Section 5.16 of the Credit Agreement because as of July 31, 2011, Borrowers failed to maintain the minimum required level of Subordinated Debt, as defined in the Credit Agreement (the “Subordinated Debt Covenant”), owed to Arcadia (the “Notice Letter”).  As of September 13, 2011, there was $8.5 million outstanding under the Credit Agreement (the “Indebtedness”), which Indebtedness is subject to the terms of the Revolving Credit Note dated as of July 13, 2009, as amended on October 31, 2010 (the “Revolving Note”).

Because of the events described in the Notice Letter, Comerica informed Borrowers that Comerica has no obligation to make further advances under the Revolving Note and that future advances shall be subject to the sole discretion of Comerica. Comerica has not sought to accelerate the repayment of the Indebtedness in its Notice Letter and at the present time is continuing to advance funds. While Borrowers expect that advances will continue, there can be no assurances that Comerica will not exercise its discretion to discontinue further advances under the Revolving Note.

PrairieStone Pharmacy, LLC (“PrairieStone”), a limited liability company whose member interests are owned by Arcadia, is a party to a Line of Credit and Security Agreement by and between PrairieStone and H.D. Smith Wholesale Drug Co. (“HD Smith”) dated as of April 23, 2010 (the “LOC Agreement”). As of September 13, 2011, PrairieStone had outstanding borrowings under the LOC Agreement of $4.8 million (the “HD Smith Indebtedness”), which borrowings are subject to the Line of Credit Note (the “HD Smith Note”) dated April 23, 2011. Pursuant to Section 6(a) of the LOC Agreement, the Borrowers’ failure to comply with the Subordinated Debt Covenant under the Credit Agreement could result in a Material Adverse Affect on Arcadia (as defined in the LOC Agreement) or could become a default under the LOC Agreement. Should this occur, HD Smith would have the right (a) under the HD Smith Note, at its option, to declare the HD Smith Indebtedness immediately due and payable, and (b) under the LOC Agreement and related loan documents, to exercise its rights with respect to the Collateral as described therein. On September 16, 2011, PrairieStone gave written notice of the Borrowers’ failure to comply with the Subordinated Debt covenant under the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2011	Arcadia Resources, Inc.

	By:	/s/ Matthew R. Middendorf
Matthew R. Middendorf
	Its:	Chief Financial Officer, Treasurer and Secretary